**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

CHARLES W. BARKLEY
6201 FAIRVIEW ROAD SUITE 200
CHARLOTTE, NC 28210

February 15, 2008

**Job Number:** C20080213-1164

**Job Contents:**
**NV Corp Filing Acknowledgement(s):** 1
**File Stamped Copy(s):** 1

**Special Handling Instructions:**

RE: CHINA DU KANG CO. LTD.

ARST 1FSC/REGMAIL/021508JMC

CHARLES W. BARKLEY
6201 FAIRVIEW ROAD SUITE 200
CHARLOTTE, NC 28210

STATE OF NEVADA

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

OFFICE OF THE
SECRETARY OF STATE

# Job Receipt

February 15, 2008

**Job Number:** C20080213-1164
**Account Number:**

## Charges

| Description | Document Number | Filing Date/Time | Qty | Price | Amount |
|---|---|---|---|---|---|
| Amended & Restated Articles | 20080102261-92 | 2/11/2008 9:49:08 AM | 1 | $175.00 | $175.00 |
| Total | | | | | $175.00 |

## Payments

| Type | Description | Amount |
|---|---|---|
| Credit | 53991B08021507734526 | $175.00 |
| Total | | $175.00 |

**Job Balance:** $0.00

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

# STATE OF NEVADA

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

OFFICE OF THE
**SECRETARY OF STATE**

## Filing Acknowledgement

February 11, 2008

| Job Number | Corporation Number | |
|---|---|---|
| C20080213-1164 | C330-1987 | |
| **Filing Description** | **Document Filing Number** | **Date/Time of Filing** |
| Amended & Restated Articles | 20080102261-92 | February 11, 2008 09:49:08 AM |

**Corporation Name**
CHINA DU KANG CO. LTD.

**Resident Agent**
DAVID D LOREMAN, ESQ.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4298
(775) 684 5708
Website: secretaryofstate.biz

# Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

| Filed in the office of | Document Number 20080102261-92 |
| --- | --- |
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 02/11/2008 9:49 AM |
| | Entity Number C330-1987 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**This Form is to Accompany Restated Articles of Incorporation**
**(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)**
**(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)**

1. Name of Nevada entity as last recorded in this office:

AMSTAR FINANCIAL HOLDINGS, INC.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☒ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

As Attached.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees*

Ross Miller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

# AMENDED AND RESTATED ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

Pursuant to the general business laws of Nevada Revised Statutes 78, the Board of Directors of Amstar Financial Holdings, Inc., by written consent of all of the directors pursuant to NRS 78.315 and by written consent of a majority of shareholders pursuant to NRS 78. 310, the Board of Directors adopted resolutions to Amend and Restate the corporation's Articles of Incorporation as follows:

NAME. The current name of the corporation is Amstar Financial Holdings, Inc. and the name shall be changed to China Du Kang Co. Ltd.

REGISTERED AGENT AND ADDRESS. The registered agent and the registered address of the U. S. Capital Ventures, Inc. has not changed and will remain David D. Loreman, 993 Court Street, Elko, NV 89801.

SHARES

The maximum number of shares of capital stock which this Corporation has authority to issue is currently Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value. The Corporation shall a reverse split of the existing shares at the ratio of 10 shares for one share and immediately after the reverse stock split, the Corporation shall have authority to issue to Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value, and Five Million (5,000,000) shares of Preferred Stock at $.001 par value.

The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common Stock - General Provisions. The Common Stock shall be subject to the express terms of

the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions.

(a) Voting Rights. The shares of Common Stock shall have the following voting rights:

(1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

COMPROMISES WITH CREDITORS.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Nevada Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Nevada Code order a meeting of the creditors or class of creditors, and or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

AMENDMENTS TO BYLAWS

The power to amend the bylaws is reserved to the Board of Directors and the Board of Directors shall have full power to amend the bylaws as they deem fit, from time to time, without necessity of shareholder vote or approval.

REMOVAL OF ENTIRE BOARD OF DIRECTORS

The entire board of directors may not be removed by shareholder action. No more than two directors may be replaced at any single shareholder meeting except to fill empty seats on the board. The terms of the board members may be staggered if so set forth in the Bylaws of the Company.

ACTION WITHOUT MEETING

Except when prohibited by Nevada law, the corporation can take any lawful action with a meeting of the Board of Directors or shareholders if such action is taken by a majority of the Board of Directors or a majority in interest of the shareholders.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER REPRESENTATIVES.

Limitation of Personal Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Nevada Revised Statutes, or (iv) for any transaction from which the director

derived an improper personal benefit. If the General Corporation Law of the State of Nevada is amended after the date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any by-laws, agreements, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NAMES AND ADDRESSES OF BOARD OF DIRECTORS. The following persons, each a natural person at least 18 years of age shall be the initial directors:

Zhang Hongfun
c/o Dukang Group
Van Metropolis A-28F
Tang Yan Road 35#
Xian City, Shaanxi Province, China 710065

Howard M. Wayland
11902 Susan Forest Lane
Houston, TX 77089

Duly adopted and executed his 25th day of January, 2008.

Signatures:

Howard M. Wayland, \\

CEO and Director

## (PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

(Name of Corporation)

FOR THE FILING PERIOD OF ______ TO ______

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz

***Important: Read instructions before completing and returning this form.***

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

☐ **Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)**

1. Print or type names and addresses either residence or business, for all officers and directors. A **President, Secretary, Treasurer, or equivalent of and all Directors** and all directors must be named. Have an Officer sign the form. ***FORM WILL BE RETURNED IF UNSIGNED***
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the filing fee. Fee is based upon the current total authorized stock as explained on the Annual List Fee Schedule for Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.
5. <u>Ordering Copies:</u> If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
6. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
7. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

### CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

| NAME | TITLE(S) | | |
|---|---|---|---|
| | PRESIDENT (OR EQUIVALENT OF) | | |
| ADDRESS | CITY | ST | ZIP |
| | | | |
| NAME | TITLE(S) | | |
| | SECRETARY (OR EQUIVALENT OF) | | |
| ADDRESS | CITY | ST | ZIP |
| | | | |
| NAME | TITLE(S) | | |
| | TREASURER (OR EQUIVALENT OF) | | |
| ADDRESS | CITY | ST | ZIP |
| | | | |
| NAME | TITLE(S) | | |
| | DIRECTOR | | |
| ADDRESS | CITY | ST | ZIP |
| | | | |

**I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**

**X** ______________________

**Signature of Officer**

**Title** ______ **Date** ______